Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

FG Financial Group, Inc.

104 S. Walnut St.

Unit 1a

Itasca, Illinois 60143

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2023, relating to the consolidated financial statements and schedules of FG Financial Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

BDO USA, LLP

Grand Rapids, Michigan

June 16, 2023